UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2006

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 10, 2006, the registrant issued a press release announcing that members of its executive management team have offered to take significant reductions in their compensation to help the registrant in its efforts to cut costs. Co-founders Chairman and Co-CEO Steven Holder and President and Co-CEO Shabi Asghar have volunteered to work without salary or bonus for the next twelve months, and other members of the registrant’s senior management team have agreed to significant percentage reductions in their base salaries and/or to return some of their previously granted options to purchase the registrant’s common stock. The registrant intends to use these stock options to retain and reward current employees and to recruit additional talent, as necessary. A copy of the press release issued by the registrant on January 10, 2006, with respect to the compensation reductions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated April 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

April 14, 2006	By:	/s/ Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 10, 2006.